Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES SECOND QUARTER 2024 RESULTS

●	Net income of $11 million and diluted earnings per share of $1.33; annualized return on equity of 10%

●	Adjusted pre-tax income of $32 million, driven by servicing segment

●	28% annualized adjusted pre-tax return on equity

●	$19 billion in total servicing additions ($12 billion in subservicing additions)

●	Debt-to-equity ratio of 3.88 to 1

●	Entered into a letter of intent in July for the acquisition of reverse mortgage assets from Waterfall Asset Management

West Palm Beach, FL – (August 1, 2024) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its second quarter 2024 results and provided a business update.

The Company reported GAAP net income of $11 million for the second quarter with an adjusted pre-tax income of $32 million (see “Note Regarding Non-GAAP Financial Measures” below).

“I’m thrilled with the performance of the Onity platform, which turned in powerful second quarter results reflecting increased adjusted return on equity and enhanced book value per share, an improved debt-to-equity ratio, and continued progress on our strategic initiatives,” said Onity Group Chair, President and CEO Glen Messina. “This quarter’s results provide the clearest demonstration yet that our articulated strategy and financial objectives are sound, and our execution is strong. We look forward to further delivering on our commitments in the second half of the year as we seek to close the gap on shareholder value and capture tremendous upside potential.”

In addition to a strong second quarter, on July 26, 2024, Onity entered into a letter of intent with Waterfall Asset Management, LLC (“Waterfall”) to acquire reverse mortgage assets of Mortgage Assets Management, LLC (“MAM”), a subsidiary of investment funds managed by Waterfall. The transaction would include a reverse mortgage servicing portfolio, which is currently subserviced by PHH Mortgage, with a projected unpaid principal balance of approximately $3 billion. The Company intends to issue $51.7 million in par value of new, non-convertible, cumulative preferred stock to Waterfall in consideration of the acquisition. The transaction is subject to appropriate regulatory approvals and customary closing conditions and is expected to close in the second half of 2024.

Messina commented, “We are pleased to announce the proposed transaction with Waterfall. We expect this transaction to be accretive to earnings and cash flows immediately upon closing, while strengthening our position in reverse servicing as a hedge to forward MSRs, providing incremental asset management opportunities, and improving our capital structure. MAM has been a valued subservicing client, and we look forward to closing the transaction with Waterfall and pursuing future business opportunities.”

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Additional Second Quarter 2024 Operating and Business Highlights

●	Rebranded to Onity Group Inc. and began trading on the NYSE under the stock symbol “ONIT” effective June 10, 2024

●	Total ending servicing UPB of $304 billion and ending subservicing UPB of $173 billion, up 6% and 10%, respectively, compared to December 31, 2023

●	Year-over-year servicing and originations cost structure continued to improve, down 17% and 22%, respectively

●	Originations volume of $7 billion, up 51% compared to the first quarter 2024, demonstrating MSR replenishment capability

●	Variance between GAAP income and adjusted pre-tax income due to unfavorable MSR fair value adjustments driven by elevated hedge costs

●	Total liquidity improved to $231 million as of June 30, 2024

●	Book value per share improved to $57 as of June 30, 2024

Webcast and Conference Call

Onity will hold a conference call on Thursday, August 1, 2024, at 8:30 a.m. (ET) to review the Company’s second quarter 2024 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at onitygroup.com. Participants can access the conference call by dialing (800) 343-4849 or (203) 518-9843 approximately 10 minutes prior to the call; please reference the conference ID “Onity.” A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through August 15, 2024 by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11156410.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding delivering on our commitments in the second half of the year and capturing potential upside, and the expected closing of our pending acquisition of reverse mortgage assets of MAM and the potential benefits of such acquisition. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the timing for the closing of our transaction with Waterfall and its impact on our business and financial results; the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the timing and terms on which we will refinance our senior corporate debt; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), including our ability to identify and implement a cost-effective response to Ginnie Mae’s risk-based capital requirements that take effect in late 2024; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; the impact our rebranding initiative; the amount of senior debt or common stock or that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; the extent to which MAV, other transactions and our enterprise sales initiatives will generate additional subservicing volume, and result in increased profitability; MAV’s continued ownership of its MSR portfolio, and any impact on our subservicing income as a result of the sale of MAV’s MSRs; the future of our long-term relationship with Rithm Capital Corp. (Rithm); the timing and amount of presently anticipated forward and reverse loan boarding; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss), a non-GAAP financial measure.

We believe this non-GAAP financial measure provides a useful supplement to discussions and analysis of our financial condition, because it is a measure that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, this measure should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss).

Notables

In the table below, we adjust GAAP pre-tax income (loss) for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, expense recoveries, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

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(Dollars in millions)		Q2’24	Q1’24	Q2’23
I	Reported Net Income (Loss)	11	30	15
	A. Income Tax Benefit (Expense)	(3)	(2)	(1)
II	Reported Pre-Tax Income (Loss) [I – A]	14	32	16
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)(c)	(13)	18	(23)
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(d)	(3)	2	(10)
III	Total MSR Valuation Adjustments due to rates and assumption changes, net	(16)	20	(33)
	Significant legal and regulatory settlement expenses	2	(2)	28
	Expense Recoveries	-	-	-
	Severance and retention (e)	(1)	(2)	(1)
	LTIP stock price changes (f)	1	3	(1)
	Office facilities consolidation	0	(0)	0
	Other expense notables (g)	(1)	(1)	0
	B. Total Expense Notables	1	(2)	28
	C. Other Income Statement Notables (h)	(3)	(0)	(1)
IV	Total Other Notables [B + C]	(2)	(2)	27
V	Total Notables (i) [III + IV]	(18)	18	(6)
VI	Adjusted Pre-Tax Income (Loss) [II – V]	32	14	23

a)	MSR Valuation Adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, RITM and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustment, net

b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

c)	Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income (Loss), we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes to exclude actual-to-model variances of realization of cash flows, or runoff; the presentation of past periods has been conformed to the current presentation; if we had used the methodology employed prior to Q1’23, Forward MSR Valuation Adjustments due to rates and assumption changes, net would have been $2M for Q2’24, $28M for Q1’24, and $(14)M for Q2’23; Adjusted PTI (Loss) would have been $17M for Q2’24, $4M for Q1’24, and $13M for Q2’23; see slide titled “Note Regarding Non-GAAP Financial Measures” for more information

d)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

e)	Severance and retention due to organizational rightsizing or reorganization

f)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

g)	Includes costs associated with but not limited to rebranding and other strategic initiatives

h)	Contains non-routine transactions including but not limited to gain on debt extinguishment and fair value assumption changes on other investments recorded in other income/expense

i)	Certain previously presented notable categories with nil numbers for each period shown have been omitted

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Adjusted Pre-Tax Income (Loss) ROE Calculation

(Dollars in millions)		Q2’24	Q1’24	Q2’23
I	Reported Net Income (Loss)	11	30	15
II	Notable Items	(18)	18	(6)
III	Income Tax Benefit (Expense)	(3)	(2)	(1)
IV	Adjusted Pre-Tax Income (Loss) [I – II – III]	32	14	23
V	Annualized Adjusted Pre-tax Income (Loss) [IV * 4]	127	56	91
	Equity
	A Beginning Period Equity	432	402	416
	C Ending Period Equity	446	432	434
	D Equity Impact of Notables	18	(18)	6
	B Adjusted Ending Period Equity [C + D]	464	414	440
VI	Average Adjusted Equity [(A + B) / 2]	448	408	428
VII	Adjusted Pre-Tax Income (Loss) ROE [V / VI]	28.3%	13.8%	21.2%

Condensed Consolidated Balance Sheets

Assets (Dollars in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Cash and cash equivalents	203.1	185.1	213.4
Restricted cash	46.3	66.1	119.1
Mortgage servicing rights (MSRs), at fair value	2,327.7	2,374.7	2,675.7
Advances, net	550.6	602.7	602.7
Loans held for sale	1,107.0	1,028.9	1,356.5
Loans held for investment, at fair value	8,227.8	8,130.5	7,680.7
Receivables, net	153.4	152.1	188.6
Investment in equity method investee	31.3	37.6	34.6
Premises and equipment, net	12.3	11.8	16.9
Other assets	84.3	84.3	80.5
Contingent loan repurchase asset	341.0	416.3	247.1
Total Assets	13,084.7	13,090.1	13,216.0

Liabilities & Stockholders’ Equity (Dollars in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	8,035.4	7,945.0	7,486.4
Other financing liabilities, at fair value	845.9	906.8	1,274.0
Advance match funded liabilities	405.0	440.2	430.4
Mortgage loan financing facilities, net	1,190.5	1,108.9	1,515.0
MSR financing facilities, net	927.7	964.1	864.8
Senior notes, net	555.2	552.0	605.0
Other Liabilities	337.9	324.7	359.5
Contingent loan repurchase liability	341.0	416.3	247.1
Total Liabilities	12,638.4	12,658.0	12,782.2
Total Stockholders’ Equity	446.2	432.1	433.8
Total Liabilities and Stockholders’ Equity	13,084.7	13,090.1	13,216.0

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Condensed Consolidated Statements of Operations

	Three Months Ended
(Dollars in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Revenue
Servicing and subservicing fees	210.8	204.5	237.6
Gain on reverse loans held for investment and HMBS-related borrowings, net	8.5	15.4	0.7
Gain on loans held for sale, net	16.5	10.9	25.3
Other revenue, net	10.6	8.3	8.5
Total revenue	246.4	239.1	272.0
MSR valuation adjustments, net	(32.7)	(11.6)	(48.9)
Operating expenses
Compensation and benefits	55.0	53.6	57.7
Servicing and origination	13.9	15.0	17.6
Technology and communications	13.0	12.7	13.0
Professional services	10.7	12.0	(16.9)
Occupancy, equipment and mailing	7.5	7.7	7.7
Other expenses	3.9	3.4	5.1
Total operating expenses	104.0	104.4	84.3
Other income (expense)
Interest income	22.5	17.5	20.3
Interest expense	(73.1)	(67.4)	(68.3)
Pledged MSR liability expense	(46.1)	(44.9)	(73.0)
Earnings of equity method investee	3.1	2.7	2.9
Gain on extinguishment of debt	-	1.4	-
Other, net	(2.7)	(0.6)	(4.4)
Other income (expense), net	(96.2)	(91.3)	(122.5)
Income (loss) before income taxes	13.5	31.8	16.3
Income tax expense	3.0	1.7	0.9
Net Income (loss)	10.5	30.1	15.5
Basic EPS	$1.34	$3.91	$2.02
Diluted EPS	$1.33	$3.74	$1.95

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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